UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): October 31, 2012

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Orange Avenue, Suite 412 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K
IZEA, Inc.
October 31, 2012

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c) and (d)    On October 31, 2012, Ryan S. Schram was elected to our Board of Directors and appointed to a newly created position as our Chief Operating Officer. Mr. Schram has been our Chief Marketing Officer since September 2011, leading our client development, account management, brand marketing, public relations and publisher alliance organizations. Prior to joining our company, from 2005 to 2011, Mr. Schram served in various leadership roles, most recently as Group Vice President, at ePrize, the industry leader in integrated engagement marketing. Prior to that, Mr. Schram held roles of increasing responsibility at CBS/Westwood One and Clear Channel Interactive. Mr. Schram holds a B.A. degree in management from the Eli Broad College of Business at Michigan State University.

Mr. Schram has not engaged in a related party transaction with us during the last two fiscal years other than those disclosed in our public filings and there are no family relationships between Mr. Schram and any of our other executive officers or directors.

In order to create a vacancy for the appointment of Ryan S. Schram to the Board of Directors, Donna Mackenzie resigned her position as a director on our Board on October 31, 2012. The resignation did not result from any disagreements with us concerning any matter relating to the company's operations, policies or practices. Ms. Mackenzie still maintains her positions as our Chief Financial Officer, Corporate Treasurer and Secretary.

A press release issued by us on November 1, 2012 announcing Mr. Schram's appointment to and Ms. Mackenzie's resignation from our Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.	Description
99.1	Press Release issued by IZEA, Inc. on November 1, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: November 1, 2012	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer